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                                                                    EXHIBIT 10.1


                                 NON-NEGOTIABLE
                             CONVERTIBLE TERM NOTE


$3,000,000.00                                                 December 21, 1999
                                                               Atlanta, Georgia



         FOR VALUE RECEIVED, HIE, INC., a Georgia corporation ("Maker"), promises to pay to the order of CYBEAR, INC., a Delaware corporation ("Holder"), in lawful money of the United States of America, the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), together with interest thereon, in immediately available funds as directed by Holder, as hereinafter set forth:

         1. Definitions. In addition to the words and phrases defined elsewhere in this Non-Negotiable Convertible Term Note (this "Note"), each of the following words and phrases shall have the meaning ascribed to it in this
Section 1:

         "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended from time to time.

         "Business Day" shall mean a day on which banks are required to be open for business in Atlanta, Georgia and Miami, Florida.

         "Default" shall mean the occurrence of any event or condition which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

         "Loan" shall mean the $3,000,000 term loan evidenced by this Note.

         "Maturity Date" shall mean December 21, 2000.

         "Person" shall mean any individual, corporation, natural person, firm, joint venture, partnership, trust, limited liability company, unincorporated organization, government or any department or agency of any government.

         "Purchase Agreement" shall mean that certain Convertible Note and Warrant Purchase Agreement, dated as of December 21, 1999, by and between the Maker and the Holder, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Solvent" shall mean, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair salable value is greater than the amount required to pay its indebtedness.
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         "Transaction Documents" shall have the meaning given to such term in the Purchase Agreement.

         2. Maturity. The indebtedness evidenced hereby shall mature on the Maturity Date, on which date the entire unpaid principal balance hereof, together with accrued and unpaid interest thereon, shall become due and payable.

         3.    Interest.

               (a) The outstanding principal balance of the Loan shall bear interest at a rate per annum equal to seven and eight-tenths percent (7.8%) from and including the date of disbursement of such funds to (but not including) the day on which the principal balance of the Loan has been repaid in its entirety.

               (b) Accrued interest shall be due and payable on the first Business Day of each calendar quarter for the preceding calendar quarter, commencing January 3, 2000. All unpaid principal and accrued but unpaid interest shall be due and payable in full on the Maturity Date, on the date of any prepayment or on the date of any conversion contemplated under Section 6 below.

               (c) Interest hereunder shall be calculated on the basis of a 365-day year and the actual number of days elapsed.

         4. Payments. Payments of both principal and interest shall be made in lawful money of the United States of America in immediately available funds at Holder's principal office or elsewhere as directed by Holder in writing, without offset, deduction or counterclaim.

         5. Prepayment. Upon at least ten (10) Business Days' prior written notice to Holder (and subject to the Holder's conversion rights set forth in Section 6 below), Maker may, at its option, prepay the Loan prior to the Maturity Date, in whole (but not in part), on the date specified in such notice, without premium or penalty. Such prepayment shall be accompanied by all accrued and unpaid interest.

         6.    Right of Conversion by Holder.

         (a) Conversion. The Holder may, at its option, as of either the Maturity Date or on the date specified by the Maker as the date of prepayment pursuant to Section 5 above (either such date, the "Conversion Date"), convert this Note, in whole but not in part, into such number of fully paid and nonassessable whole shares of the Maker's common stock, par value $0.01 per share (the "Common Stock"), as may be determined by dividing the aggregate outstanding principal amount of this Note by $3.19 (the "Conversion Price")(which is the average price per share of the Common Stock for the ten trading days prior to the date hereof), by surrender to the Maker, at the address for the Maker specified in the Purchase Agreement, of this Note and an executed Notice of Conversion in the form attached hereto as Exhibit A, duly completed and



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executed on behalf of the Holder, no later than three (3) Business Days prior to such Conversion Date.

         (b) Adjustment Upon Changes in Common Stock. The number of shares of Common Stock issuable upon conversion of this Note and the Conversion Price per share of such shares shall be adjusted by the Maker proportionately to reflect changes in the capitalization of the Maker as a result of any recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares or any other change in the Maker's capital structure which affects holders of Common Stock generally. All adjustments described herein shall be reflected on the Maker's stock ledger and the Holder shall receive written notice thereof.

         (c) Merger, Sale of Assets, etc. If, prior to the Maturity Date, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in
Section 6(b) hereof), (ii) a merger or consolidation of the Maker with or into another corporation in which the Maker is not the surviving entity, or a reverse triangular merger in which the Maker is the surviving entity but the shares of the Maker's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Maker's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of this Note on the Maturity Date, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment for other future events as provided in Section 6(b). The foregoing provision of this Section 6(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Note. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Maker's Board of Directors. In all events, appropriate adjustments (as determined in good faith by the Maker's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Note shall be applied after that event, as nearly as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

         (d) If, upon conversion of this Note, the Holder would be entitled to acquire a fractional share of the Common Stock, such fractional share would be disregarded, the number of shares issuable shall be rounded down to the next lowest number of shares and the Holder shall be entitled to receive from the Maker a cash payment equal to the product of the per share Conversion Price multiplied by such fraction rounded to the nearest penny.



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         7.    Events of Default; Remedies. (a) The occurrence of any of the following events or conditions shall constitute an Event of Default hereunder:

               (i) Payment. Maker shall fail to make any payment of principal when due and payable, or any payment of interest on the Loan when due and payable, and such failure to pay interest shall continue for a period of ten (10) days;

               (ii) Misrepresentations. If Maker shall make any representation or warranty in this Note, the Purchase Agreement, or in any other Transaction Document which proves to have been untrue or misleading in any material respect when made or furnished and which continues to be untrue or misleading in any material respect.

               (iii) Covenants. If Maker shall default in the observance or performance of any covenant or agreement contained in Note (other than a payment default), the Purchase Agreement or any other Transaction Document and such default shall continue for a period of thirty (30) days or more after the earlier of (y) notice from Holder to Maker or (z) the date such default first becomes known to any officer of Maker.

               (iv) Voluntary Bankruptcy. If Maker shall: (a) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (b) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (c) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of Maker or for all or a substantial part of its property; (d) make an assignment for the benefit of creditors; or (e) be unable or shall fail to pay its debts generally as such debts become due, admit in writing its inability or failure to pay its debts generally as such debts become due, or otherwise cease to be Solvent.

               (v) Involuntary Bankruptcy. If there occurs (a) a filing or issuance against Maker of an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing and either an order for relief is rendered in respect thereof or such filing or issuance is not discharged or withdrawn within sixty
(60) days; (b) the involuntary appointment of a receiver, liquidator, custodian or trustee of Maker or for all or a substantial part of its property and such appointment is not discharged or withdrawn within sixty (60) days; or (c) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Maker.

               (vi) Suspension of Business. The dissolution of Maker or the suspension of the transaction of the usual business of Maker.



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         (b)   Upon the occurrence and during the continuance of an Event of
Default, the entire unpaid balance of the principal debt, additional loans or advances, and all other sums paid by Holder to or on behalf of Maker pursuant to the terms of this Note shall at the option of Holder become immediately due and payable without further notice or demand; and Holder may forthwith exercise the remedies available to Holder at law and in equity; and one or more executions may forthwith issue on any judgment or judgments obtained by virtue thereof; and no failure on the part of Holder to exercise any of Holder's rights hereunder shall be deemed a waiver of any such rights or of any default.

         8. Software License. In connection with this Note and the Purchase Agreement, the Maker and the Holder have entered into that certain HIE Master License Agreement, dated as of December 21, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Software License Agreement"), which provides, among other things, that if (i) the Holder does not exercise its right to convert the principal amount of the Loan evidenced by this Note into Common Stock pursuant to Section 6 hereof, and (ii) the Maker shall fail to pay the principal amount owing hereunder on the Maturity Date, and such failure shall continue for a period of thirty (30) days, the Holder shall be granted a license to use and distribute certain software as more fully described therein. Upon the Holder's written election to accept such license, all of the Maker's obligations hereunder, including its obligation to repay the principal and to pay all accrued and unpaid interest, shall automatically and without further action terminate, and the Maker shall have no further obligations hereunder.

         9. Waiver. Maker hereby waives diligence, demand, presentment for payment, notice of non-payment, protest, notice of dishonor, and notice of protest and specifically consents to and waives notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons and hereby waives any defense by reason of extension of time for payment or other indulgence (unless in writing signed by Holder) granted by Holder.

         10. Collection Expenses. If this Note is placed in the hands of an attorney at law for collection by reason of default on the part of Maker, Maker hereby agrees to pay to Holder, in addition to the sums stated above, the reasonable costs of collection, including a reasonable sum as an attorney's fee, whether or not suit is brought and, if suit is brought, at the trial and appellate levels.

         11. Modifications. No change, amendment, modification, consent or waiver with respect to this Note shall be effective unless the same shall be in writing and signed by the Maker and the Holder.

         12. Severance. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Holder.

         13. Time of the Essence. Time is of the essence with respect to all of Maker's obligations and agreements under this Note.



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         14.   Successors and Assigns. This Note and all the provisions,
conditions, promises, and covenants hereof shall be binding in accordance with the terms thereof upon Maker, its successors and assigns. Whenever used herein, the word "Maker" shall be deemed to include the successors and assigns of Maker, and the word "Holder" shall be deemed to include the successors and assigns of Holder. This Note may not be assigned or otherwise transferred by the Holder without the prior written consent of the Maker, nor may it be assigned or otherwise transferred by the Maker without the prior written consent of the Holder, and any purported assignment in contravention of such prohibition, unless consented to in writing by the Maker or the Holder, as applicable, shall be void.

         15.   NON-NEGOTIABILITY. THIS NOTE IS NON-NEGOTIABLE.

         16. GOVERNING LAW; JURISDICTION. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE; AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF HOLDER TO BRING PROCEEDINGS AGAINST MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA.

         17. WAIVER OF JURY TRIAL. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, EACH OF MAKER AND HOLDER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN TO MAKER.



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                  [Remainder of Page Intentionally Left Blank]



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         IN WITNESS WHEREOF, Maker has caused this Note to be executed under seal the day and year first above written.


                                   "MAKER"

                                   HIE, INC.



                                   By:
                                       ----------------------------------------
                                       Name:  Robert I Murrie
                                       Title:  President



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                                   EXHIBIT A

                               CONVERSION NOTICE

                  (To Be Signed Only Upon Conversion of Note)

TO:      HIE, INC.

         The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into [__________] shares of Common Stock of HIE, Inc., and requests that the certificates for such shares be issued in the name of, and delivered to, __________________________, whose address is
_____________________________________________.


Dated:
      -----------------------------


                                       CYBEAR, INC.



                                       By:
                                          -------------------------------------


                                       Its:
                                           ------------------------------------


                                       ----------------------------------------
                                                       (Address)



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